Exhibit 99.1

Entertainment Properties Trust Announces Theatre Acquisitions, Lease Renewals, and Winery Transaction

Kansas City, MO. June 14, 2010—Entertainment Properties Trust (NYSE:EPR) today announced that it has completed the acquisition of the real estate and improvements associated with twelve theatres for a purchase price of approximately $124 million. The portfolio properties are located in Colorado, California, Indiana and Texas and consist of 192 screens on approximately 139 acres. All of the theatres are leased to Cinemark U.S.A., Inc. pursuant to triple-net, cross-defaulted leases.

Cinemark USA, Inc., is a leading domestic and international motion picture exhibitor, operating 423 theatres with 4,884 screens in 39 U.S. states, one Canadian province, Brazil, Mexico and 11 other Latin American countries as of March 31, 2010.

The Company also received notification from AMC Entertainment, Inc., that it intends to exercise the extension options on three theatres in southern California: Mission Valley 20 in Orange County, the Promenade 16 in Woodland Hills and the Ontario Mills 30 in Ontario. The company has entered into a letter of intent with another operator for the renovation and re-lease of the Grand 24 in Dallas, Texas, which AMC elected not to renew.

Finally, the Company announced that it has entered into a contract to sell the former Havens Winery property in Napa, California for approximately $6.5 million. All material conditions to closing have been satisfied or waived, and the transaction is expected to close before the end of the second quarter of 2010.

David Brain, Chief Executive Officer of Entertainment Properties Trust, commented, “We are excited about expanding our existing relationship with Cinemark, and we look forward to growing the relationship in the future. At the same time, we are pleased to receive the expected extensions on three of the four maturing AMC leases, and we are looking forward to rejuvenating the historic Grand 24 property with a new tenant. Both the three renewals and the strong interest in the Grand 24 from other operators demonstrate the underlying value of EPR’s real estate portfolio.”

About Entertainment Properties Trust

Entertainment Properties Trust (NYSE: EPR) is a real estate investment trust (REIT) that develops, owns, leases, and finances properties for consumer-preferred, high-quality businesses. EPR’s investments are guided by a focus on inflection opportunities that are associated with or support enduring uses, excellent executions, attractive economics, and an advantageous market position. The Company’s total assets exceed $2.8 billion and include megaplex movie theatres and entertainment retail centers, as well as other destination recreational and specialty investments.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements may refer to our financial condition, results of operations, plans, objectives, acquisition or disposition of properties, future expenditures for development projects, capital resources, future financial performance and business. Forward-looking statements are not guarantees of performance. They involve numerous risks, uncertainties and assumptions. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “will be,” “continue,” “hope,” “goal,” “forecast,” “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” “would,” “may” or other similar expressions contained or incorporated by reference herein. In addition, references to our budgeted amounts are forward looking statements. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.